Exhibit 2.1

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2, dated as of July 7, 2023 (this “Second Amendment”), (i) is entered into by and among European Lithium Limited, an Australian Public Company limited by shares, and the holder of all of the issued Company Ordinary Shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (the “Company”), Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“PubCo”), Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”) and Sizzle Acquisition Corp., a Delaware corporation (“SPAC”), and (ii) amends the Agreement and Plan of Merger, dated as of October 24, 2022, by and among EUR, the Company, PubCo, Merger Sub and SPAC, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 4, 2023 (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

RECITALS

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement in the manner set forth below;

WHEREAS, pursuant to Section 12.13 of the Merger Agreement, the Merger Agreement may be amended at any time by execution of an instrument in writing signed on behalf of EUR, the Company, PubCo, Merger Sub and SPAC; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, intending to be legally bound hereby, it is hereby agreed as follows:

1.	Amendment to Section 8.1. Section 8.1(b) of the Merger Agreement is hereby amended to delete the first sentence thereof in its entirety and replace it with the following:

“SPAC shall, as promptly as practicable following the date the Registration Statement is declared effective by the SEC under the Securities Act, conduct a “broker search” and establish a record date for, duly call and give notice of, convene and hold a meeting of SPAC Stockholders (the “SPAC Stockholders’ Meeting”), in each case in accordance with SPAC’s Organizational Documents and Applicable Law, solely for the purpose of (i) providing SPAC Stockholders with the opportunity to redeem SPAC Shares, (ii) obtaining all requisite approvals and authorizations from the SPAC Stockholders at the SPAC Stockholders’ Meeting (A) in connection with the Transactions (including the SPAC Stockholder Approval) and (B) to amend SPAC’s Amended and Restated Certificate of Incorporation, effective immediately prior to the Closing, to remove the “Redemption Limitation” requirements set forth in Sections 9.2(a), 9.2(e) and 9.2(f) thereof in connection with the transactions contemplated by this Agreement (the “Redemption Limitation Amendment”) (which amendment in this clause (B) for the avoidance of doubt will not be included in the definition of SPAC Stockholder Approval), and (iii) related and customary procedural and administrative matters.”

2.	Amendment to Section 8.18. Section 8.18 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) As promptly as reasonably practicable after the date hereof (and in no event later than December 31, 2022, SPAC shall prepare (with the reasonable cooperation of the Company) and file with the SEC a proxy statement (such proxy statement, together with any amendments or supplements thereto, the “First Extension Proxy Statement”) pursuant to which it shall seek the approval of its stockholders for proposals to amend SPAC’s Organizational Documents to extend the time period for SPAC to consummate its initial business combination from February 8, 2023 (the “First Extension Approval End Date”) to the date that is not less than three (3) months after the First Extension Approval End Date (which may be done through monthly extension, provided, that SPAC will continue to extend on a monthly basis through such period) or such shorter period as mutually agreed by SPAC and the Company (such proposals, the “First Extension Proposals”).

(b) SPAC shall, by no later than July 14, 2023, prepare (with the reasonable cooperation of the Company) and file with the SEC a proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Second Extension Proxy Statement”, and together with the First Extension Proxy Statement, the “Extension Proxy Statements”) pursuant to which it shall seek the approval of its stockholders for proposals to amend SPAC’s Organizational Documents to extend the time period for SPAC to consummate its initial business combination from August 8, 2023 (the “Second Extension Approval End Date”) to the date that is not less than three (3) months after the Second Extension Approval End Date (which may be done through monthly extension, provided, that SPAC will continue to extend on a monthly basis through such period) or such shorter period as mutually agreed by SPAC and the Company (such date, the “Second Extended Deadline” and such proposals, the “Second Extension Proposals”).

(c) SPAC shall use its best efforts to cause each Extension Proxy Statement to comply with the rules and regulations promulgated by the SEC and to have each Extension Proxy Statement cleared by the SEC as promptly as practicable after filing of such Extension Proxy Statement. SPAC shall provide the Company a reasonable opportunity to review each Extension Proxy Statement prior to its filing with the SEC and will consider in good faith the incorporation of any comments thereto provided by the Company.

(d) To the extent not prohibited by Law, SPAC will advise the Company, reasonably promptly after SPAC receives notice thereof, (i) when each Extension Proxy Statement or any supplement or amendment thereto has been filed and (ii) of any request by the SEC for the amendment or supplement of any Extension Proxy Statement or for additional information. The Company and its counsel shall be given a reasonable opportunity to review and comment on each Extension Proxy Statement and any supplement or amendment thereto before any such document is filed with the SEC by SPAC and SPAC shall give reasonable and good faith consideration to any comments made by the Company and its counsel on such Extension Proxy Statement or such supplement or amendment thereto. To the extent not prohibited by Law, each of SPAC and the Company shall provide to each other party and their counsel (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to any Extension Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such Party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given by the other Parties), including by participating with the other Parties or their counsel in any discussions or meetings with the SEC.

(e) Each of SPAC and the Company agrees to use commercially reasonable efforts to, as promptly as reasonably practicable, furnish the other Party with such information as shall be reasonably requested concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equity-holders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested for inclusion in (including to be incorporated by reference in) or attachment to any Extension Proxy Statement. Each of SPAC and the Company shall ensure that any information provided by it or on its behalf for inclusion in (including to be incorporated by reference in) or attachment to any Extension Proxy Statement shall, as at the earlier of the date it is filed with the SEC or the date it is first mailed to the SPAC Stockholders, (i) be accurate in all material respects, (ii) not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. If, at any time prior to the conclusion of the First SPAC Extension Meeting or the Second SPAC Extension Meeting, as applicable, SPAC or the Company becomes aware that (x) the First Extension Proxy Statement or the Second Extension Proxy Statement, as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (y) any other information which is required to be set forth in an amendment or supplement to the applicable Extension Proxy Statement so that it would not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, the Company or SPAC (as applicable) shall promptly inform SPAC or the Company (as applicable) and each shall cooperate with the other in filing with the SEC or mailing to the stockholders of SPAC an amendment or supplement to the applicable Extension Proxy Statement. Each of the Company and SPAC shall use its commercially reasonable efforts to cause its and its Subsidiaries’ managers, directors, officers and employees to be reasonably available to SPAC, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(f) SPAC shall (i) as promptly as practicable after the First Extension Proxy Statement is cleared by the SEC, (A) cause the First Extension Proxy Statement to be disseminated to the SPAC Stockholders in compliance with Applicable Law, (B) duly give notice of and convene and hold a meeting of its stockholders (the “First SPAC Extension Meeting”) in accordance with SPAC’s Organizational Documents and Nasdaq Listing Rule 5620(b), for a date mutually agreed by the Company and SPAC that is no later than the First Extension Approval End Date; provided, that the First SPAC Extension Meeting shall be scheduled for a date and time such that, after the conclusion of such meeting, SPAC shall have sufficient time to effectuate the amendment of the SPAC’s Organizational Documents, and (C) solicit proxies from the holders of SPAC Shares to vote in favor of each of the First Extension Proposals, and (ii) provide its stockholders with the opportunity to elect to effect a redemption SPAC Shares at a per share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account. SPAC shall, through its Board of Directors, recommend to its stockholders the approval of the First Extension Proposals, and include such recommendation in the First Extension Proxy Statement. The Board of Directors of SPAC shall not withdraw, amend, qualify or modify its recommendation to the stockholders of SPAC that they vote in favor of the First Extension Proposals.

(g) SPAC shall (i) as promptly as practicable after the Second Extension Proxy Statement is cleared by the SEC, (A) cause the Second Extension Proxy Statement to be disseminated to the SPAC Stockholders in compliance with Applicable Law, (B) duly give notice of and convene and hold a meeting of its stockholders (the “Second SPAC Extension Meeting”, and together with the First SPAC Extension Meeting, the “SPAC Extension Meetings”) in accordance with SPAC’s Organizational Documents and Nasdaq Listing Rule 5620(b), for a date mutually agreed by the Company and SPAC that is no later than the Second Extension Approval End Date; provided, that the Second SPAC Extension Meeting shall be scheduled for a date and time such that, after the conclusion of such meeting, SPAC shall have sufficient time to effectuate the amendment of the SPAC’s Organizational Documents, and (C) solicit proxies from the holders of SPAC Shares to vote in favor of each of the Second Extension Proposals, and (ii) provide its stockholders with the opportunity to elect to effect a redemption SPAC Shares at a per share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account. SPAC shall, through its Board of Directors, recommend to its stockholders the approval of the Second Extension Proposals, and include such recommendation in the Second Extension Proxy Statement. The Board of Directors of SPAC shall not withdraw, amend, qualify or modify its recommendation to the stockholders of SPAC that they vote in favor of the Second Extension Proposals.

(h) To the fullest extent permitted by Applicable Law, (x) SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the First SPAC Extension Meeting and the Second SPAC Extension Meeting and submit for approval at the applicable SPAC Extension Meeting the First Extension Proposals and the Second Extension Proposals and (y) SPAC agrees that if approval of the First Extension Proposals or the Second Extension Proposals, as applicable, shall not have been obtained at the applicable SPAC Extension Meeting, then SPAC shall promptly continue to take all necessary actions and hold additional meetings of its stockholders in accordance with SPAC’s Organizational Documents and Nasdaq Listing Rule 5620(b) in order to obtain such approval. SPAC may only adjourn a SPAC Extension Meeting (i) to solicit additional proxies for the purpose of obtaining approval of the First Extension Proposals or the Second Extension Proposals (as applicable), (ii) when there is an absence of a quorum, (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that SPAC has determined in good faith after consultation with outside legal counsel is required under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of SPAC prior to such SPAC Extension Meeting, (iv) to allow reasonable additional time to reduce the number shares of SPAC Shares as to which the holders thereof have elected to effect a redemption thereof, or (iv) with the prior written consent of the Company; provided, that such SPAC Extension Meeting (A) may not be adjourned to a date that is more than ten (10) days after the date for which such SPAC Extension Meeting was originally scheduled (excluding any adjournments required by Applicable Law) and (B) shall be held no later than the First Extension Approval End Date or the Second Extension Approval End Date, as applicable; provided, that following the adjournment, the rescheduled SPAC Extension Meeting shall be scheduled for a date and time such that, after the conclusion of such meeting, SPAC shall have sufficient time to effectuate the amendment of the SPAC’s Organizational Documents.

(i) As promptly as reasonably practicable following the approval of the First Extension Proposals or the Second Extension Proposals, as applicable, by the requisite holders of SPAC Shares (and in any event, within two (2) Business Days thereafter), SPAC shall file with the Secretary of State of the State of Delaware the amendment to its Organizational Documents as contemplated by the First Extension Proposals or the Second Extension Proposals, as applicable, and shall deliver to the Company evidence thereof.

(j) In the event the Closing shall not have occurred prior to the Second Extended Deadline, SPAC and the Company agree to effect one or more additional extensions of the time period for SPAC to consummate its initial business combination, in accordance with the terms of this Section 8.18, mutatis mutandis. Notwithstanding the foregoing, neither SPAC nor the Company shall be obligated to extend the time period for SPAC to consummate its initial business combination beyond the Outside Date.”

3.	Amendment to Section 9.1. Section 9.1(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Net Tangible Assets Test. In the event that the Redemption Limitation Amendment is not approved by the SPAC Stockholders at the SPAC Stockholders’ Meeting, SPAC’s or PubCo’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) will be at least $5,000,001 either immediately prior to or upon consummation of the Transactions and after payment of SPAC’s underwriters’ fees and commissions.”

4.	Amendment to Section 11.1. Section 11.1(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(b) by either SPAC or the Company if the Transactions shall not have been consummated by the earlier date (the “Outside Date”) of (i) September 8, 2023, or (ii) if SPAC obtains the approval of its stockholders for the Second Extended Deadline, the last date then in effect for the SPAC to consummate its Business Combination pursuant to the applicable extension period then in effect during the Second Extended Deadline (after giving effect to any automatic extension rights that SPAC may obtain in such extension where it can extend its deadline to consummate a Business Combination without requiring an amendment to its Organizational Documents); provided, further, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or principally resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; by either SPAC or the Company if a Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, which Order or other action is final and nonappealable;”

5.	Amendment to Section 11.1. Section 11.1(k) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(k) by the Company, if the anticipated Closing Proceeds of the SPAC (as reasonably determined by the Company following the conclusion of First SPAC Extension Meeting, or, if SPAC obtains the approval of its stockholders for the Second Extended Deadline, the Second SPAC Extension Meeting) are less than $40,000,000; and”

6.	Confirmation of Other Provisions. Except as expressly modified or amended herein, all other terms and provisions of the Merger Agreement remain unchanged and shall continue in full force and effect. This Amendment, along with the Merger Agreement, constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof.

7.	Incorporation by Reference. Each of Section 12.2 (Interpretation), Section 12.3 (Counterparts; Electronic Delivery), Section 12.6 (Severability), Section 12.8 (Governing Law), Section 12.9 (Consent to Jurisdiction; Waiver of Jury Trial), Section 12.10 (Rules of Construction), Section 12.12 (Assignment) and Section 12.14 (Extension; Waiver) of the Merger Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

EUROPEAN LITHIUM AT (INVESTMENTS) LTD

By:	/s/ Malcolm Raymond Day
Name:	Malcolm Raymond Day
Title:	Director

By:	/s/ Antony William Paul Sage
Name:	Antony William Paul Sage
Title:	Director

EUR

EXECUTED by EUROPEAN LITHIUM LIMITED (ACN 141 450 624) in accordance with the requirements of section 127 of the Corporations Act 2001 (Cth) by:

By:	/s/ Tony Sage
Name:	Tony Sage
Title:	Executive Chairman

By:	/s/ Melissa Chapman
Name:	Melissa Chapman
Title:	Company Secretary

PUBCO

CRITICAL METALS CORP.

By:	/s/ Michael John Hanson
Name:	Michael John Hanson
Title:	Authorized Person

MERGER SUB

PROJECT WOLF MERGER SUB INC.

By:	/s/ Michael John Hanson
Name:	Michael John Hanson
Title:	Authorized Person

SPAC

SIZZLE ACQUISITION CORP.

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	Chief Executive Officer

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